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                                                                 EXHIBIT 4.4
                                  THE RESTATED
                       FIRST OF AMERICA BANK CORPORATION
                             1987 STOCK OPTION PLAN

                                  Plan Document

                                February 21, 1996

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                                                                         Revised
                                                                         2/21/96

                                  THE RESTATED
                        FIRST OF AMERICA BANK CORPORATION
                             1987 STOCK OPTION PLAN

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1.       PURPOSE OF PLAN. The purpose of the 1987 Stock Option Plan ("Plan") is to attract and retain able and experienced key management employees and to provide an incentive to, and encourage stock ownership in First of America Bank Corporation ("Corporation") by the key management employees of the Corporation and its subsidiaries.

2. ADMINISTRATION OF PLAN. This Plan shall be administered by the Compensation Committee ("Committee") appointed by the Board of Directors of the Corporation consisting of not less than three members of the Board of Directors of the Corporation ("Board"), all of whom shall be ineligible to participate in this Plan. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or actions approved in writing by all the members of the Committee, shall constitute the acts of the Committee. The Committee shall have full authority and discretion to (a) determine, consistent with the provisions of this Plan, the employees to be granted options, the times at which options shall be granted, the number of shares subject to each option, the period during which each option becomes exercisable (subject to Section 7), and the form of and terms contained in each option agreement evidencing the grant of an option to be entered into between the Corporation and the optionees, and (b) adopt rules and regulations and prescribe and approve the forms to carry out the purposes and provisions of this Plan. The Committee's interpretation and construction of any provisions of this Plan or any option granted hereunder shall be binding and conclusive, unless otherwise determined by the Board. Any power that may be exercised or action that may be taken by the Committee under this Plan may also be exercised or taken by the Board. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to this Plan or any option granted hereunder.

3. ELIGIBILITY. The Committee shall from time to time determine the key management employees of the Corporation and its subsidiaries (including officers and directors of the Corporation and its subsidiaries who are also employees) who shall be granted options under this Plan. An employee who has been granted an option may be granted an additional option or options under this Plan if the Committee shall so determine. The granting of an option under this Plan shall not affect any outstanding stock option previously granted to an optionee under this Plan or any other plan of the Corporation.

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4.       SHARES SUBJECT TO PLAN. Subject to adjustment as provided in Section
         10, the aggregate number of shares which may be issued pursuant to options granted by the Committee under this Plan shall not exceed 1,700,000 shares of Common Stock of the Corporation, par value $10.00 per share ("Shares"), which may be treasury shares reacquired by the Corporation or authorized and unissued shares, or a combination of both. Any Shares subject to an option under this Plan which shall expire or be terminated for any reason shall be available for the granting of other options during the term of this Plan.

5. OPTION PRICE. The option price per Share under each option granted by the Committee shall be not less than 100% of the fair market value per share on the date an option is granted but in no event less than the par value thereof. The fair market value on the date an option is granted shall be the average between the highest and lowest quoted price per share for sales made and reported on the New York Stock Exchange, or on a sales or quotation system maintained by the National Association of Securities Dealers, or such other national stock exchange on which such Common Stock may than be listed and which constitutes the principal market for such Common Stock on the latest trading day for which sales or quotations are reported preceding the day the option is granted.

6. EXERCISE OF OPTIONS. Each option granted under this Plan shall be exercisable at the time and for the number of Shares as shall be provided in an option agreement between the Corporation and the optionee evidencing the option granted by the Committee and the terms thereof. Shares shall be issued to the optionee pursuant to the exercise of an option only upon receipt of the Corporation from the optionee of payment in full either in cash or by a single exchange of shares of Common Stock of the Corporation previously owned by the optionee for at least one year from the date of exercise, or a combination of both, in an amount, or having a combined value equal to the aggregate option price for the Shares subject to the option or portion thereof being exercised. In determining the holding period of Shares of Common Stock exchanged in payment which have been acquired by the optionee in conversion of the preferred stock of the Corporation, the period during which such preferred stock had been held by the optionee shall be counted. The value of the previously owned shares of Common Stock exchanged in full or partial payment for the Shares purchased upon the exercise of an option shall be equal to the aggregate fair market value, as defined in Section 5, of such shares on the latest trading day for which sales or quotations are reported preceding the day of the exercise of such options.

         The Committee, in its discretion, may permit an Optionee to pay all or a portion of the option price, and/or any tax withholding liability, if applicable, with respect to the exercise of an Option by withholding shares of stock to be issued pursuant to exercise of an option, provided that the Committee determines that the fair market value of such withheld stock is equal to the corresponding portion of such option price and/or tax withholding liability, as the case may be, to be paid for therewith.

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7.       TERM OF OPTION. Subject to the provisions of Section 9, each option granted hereunder shall expire and not be exercisable after the date ten years from the date the option is granted. In circumstances deemed to be extraordinary by the Committee with respect to an optionee whose employment with the Corporation is involuntarily terminated or may be involuntarily terminated prior to the date upon which all installments of the options shall be exercisable, the Committee may authorize an amendment to any option agreement between the Corporation and such optionee, or authorize a future option agreement between the Corporation and such optionee to provide that the options which are unexercised on the date of the termination of employment of the optionee with the Corporation shall become exercisable in their entirety within the three month period after the date of such termination and shall no longer be required to be exercised in installments, as described above.

8. NON-TRANSFERABILITY OF OPTION. No option granted under this Plan shall be transferable except by will or the laws of descent. Each such option shall be exercisable during the optionee's lifetime only by the optionee.

9.       TERMINATION OF EMPLOYMENT AND DEATH OF OPTIONEE.

         (a) In the event that during the term of an unexercised option the employment of the optionee with the Corporation is terminated for any reason other than retirement, death or disability (as provided in subsections (b), (c) and (d) below), such option may not be exercised after the last day of employment.

         (b) Subject to subsection (f) of this Section 9, in the event that during the term of an unexercised option the employment of the optionee is terminated because the optionee is disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code or its successor statute, the optionee may exercise the option with respect to all Shares covered by the option during a three year period following the date of termination of employment or the date of the optionee's death, as the case may be, in the latter instance by the legal representative of the deceased optionee's estate.

         (c) Subject to subsection (f) of this Section 9 in the event that during the term of an unexercised option the employment of the optionee with the Corporation is terminated by reason of retirement, such option may be exercised only within a three year period following the date of retirement with respect to all Shares covered by the option.

         (d) Subject to subsection (f) of this Section 9, in the event that during the term of an unexercised option an optionee dies, his option may be exercised only within the three year period following the date of death by his personal representative or person to whom the optionee's rights pass by the optionee's will or the laws of descent and distribution with respect to all

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                  Shares covered by the option.

         (e) The unexercised portion of any option which has not been exercised and as to which the option is no longer exercisable shall lapse, and the Shares subject to such option shall become available for the granting of other options under this Plan.

         (f) The Committee may, in its discretion, grant options providing for, and amend outstanding options to permit, their exercise during a period in excess of three years, but not more than five years, following the circumstances described in subsections (b), (c) and (d) of this Section 9, provided such exercise period in excess of three years shall be set forth in the option agreement evidencing the option granted or an amendment to such option agreement.


10. ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICE. The Committee shall make appropriate and equitable adjustments in the number of Shares subject to the Plan and the number of Shares and the option price with respect to which all outstanding options, or portions thereof then unexercised, shall be exercisable in the event of any subdivision or combination of the outstanding Shares of the Corporation by reclassification or otherwise, or in the event of the payment of a stock dividend, a stock split, a capital reorganization, a reclassification of Shares, a consolidation or merger, or the sale, lease or conveyance of substantially all the assets of the Corporation. Any such adjustment made by the Committee shall be final and binding upon all optionees, the Corporation and all other interested persons.

11. LIMITED STOCK APPRECIATION RIGHTS. Notwithstanding anything to the contrary herein, on the effective date of a Change in Control or a liquidation or dissolution of the Corporation, each option granted under this Plan but not yet exercised will be immediately canceled and in lieu of further rights under the option, the optionee will receive from the Corporation in cash the difference between the fair market value and the option price, multiplied by the number of shares to which the option related. For purposes of this Section, the fair market value of a Share of Common Stock of the Corporation shall be determined in the same manner as provided in Section 5 on the latest trading day for which sales or quotations are reported preceding such effective date or, if greater, the price or value received by shareholders for a Share of Common Stock of the Corporation with respect to the largest number of such Shares the ownership of which is transferred in conjunction with such Change in Control, liquidation or dissolution of the Corporation.

12. CHANGE IN CONTROL DEFINED. A Change in Control of the Corporation shall have occurred:

         (a) on the fifth day preceding the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity


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                  or group (other than the Corporation or any of its wholly
                  owned subsidiaries) to acquire Voting Stock of the Corporation if:

                  (i) after giving effect to such offer such corporation, person, other entity or group would own twenty-five percent (25%) or more of the Voting Stock of the Corporation;

                  (ii) there shall have been filed documents with the Securities and Exchange Commission in connection therewith (or, if no such filing is required, public evidence that the offer has already commenced); and

                  (iii) such corporation, person, other entity or group has secured all required regulatory approvals to own or control twenty-five percent (25%) or more of the Voting Stock of the Corporation;

         (b) if the shareholders of the Corporation approve a definitive agreement to merge or consolidate the Corporation with or into another corporation in a transaction in which neither the Corporation nor any of its wholly owned subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Corporation's assets to any corporation, person, other entity or group (other than the Corporation or any of its wholly owned subsidiaries), and such definitive agreement is consummated;

         (c) if any corporation, person, other entity or group (other than the Corporation or any of its wholly owned subsidiaries) becomes the Beneficial Owner (as defined in the Corporation's Articles of Incorporation) of stock representing twenty-five percent (25 %) or more of the Voting Stock of the Corporation; or

         (d) if during any period of two (2) consecutive years Continuing Directors cease to comprise a majority of the Corporation's Board of Directors.

         The term "Continuing Director" means:

         (a) any member of the Board of Directors of the Corporation at the beginning of any period of two (2) consecutive years; and

         (b) any person who subsequently becomes a member of the Board of Directors of the Corporation; if

                  (i) such person's nomination for election or election to the Board of Directors of the Corporation is recommended or

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                           approved by resolution of a majority of the
                           Continuing Directors; or

                  (ii) such person is included as a nominee in a proxy statement of the Corporation distributed when a majority of the Board of Directors of the Corporation consists of Continuing Directors.

         "Voting Stock" shall mean those shares of the Corporation entitled to vote generally in the election of directors.

13. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Corporation may amend, alter, suspend or terminate this Plan; provided, however, that no such action shall increase the period within which options may be granted, or the maximum term for which any option may be granted, the term of any option previously granted, or reduce the minimum option price per Share as provided in Section 5, or otherwise alter or impair any option previously granted under this Plan without the consent of the optionee. In addition, the Board of Directors of the Corporation may not amend this Plan to increase the number of Shares available to be optioned under the Plan (other than as provided in Section 10), without the approval by the affirmative vote of the holders of a majority of the Shares of the Corporation's Common Stock present or represented and entitled to vote at a meeting of the holders of shares of the Corporation's Common Stock.

14. REQUIREMENTS OF LAW. The granting of options and the issuance of Shares upon the exercise of an option shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required.

15. EFFECTIVE DATE AND TERMINATION OF PLAN. The effective date of this Plan is December 9, 1987. Options may be granted under the Plan at any time prior to December 9, 1997, on which date the Plan shall terminate, except as to options then outstanding which shall remain in effect until they have been fully exercised or have expired.

16. NO EMPLOYMENT RIGHTS. Neither the Plan nor any option agreement entered into between an optionee and the Corporation shall give the optionee or any other person any right to remain in employment with the Corporation or any of its subsidiaries or provide to any optionee or any other person any rights except the right to purchase Shares as provided in the Plan and any option agreement to which he or she is a party.


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